Exhibit 99.1

MRU Holdings, Inc. Reports Restatement for Series A and B Convertible Preferred Transactions

Friday December 8th, 2006

Company will restate its quarterly and annual SEC filings; no impact on working capital or business operations

NEW YORK, NY December 8, 2006 /PRNewswire-FirstCall/ -- MRU Holdings Inc. (NASDAQ: (UNCL - News)), a specialty finance company, today announced that it will restate its quarterly and annual SEC filings from the period ended 3/31/2005 through 9/30/2006.

Information Regarding the Restatement

The Company will restate its quarterly and annual SEC filings from the period ended 3/31/2005 through 9/30/2006 for the impact of EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, for the issuance of and dividends related to its Series A and B Convertible Preferred Stock.

Based upon an informal review with the SEC, the Company learned that its past accounting for these equity issuances did not properly account for the difference between the issued price per share and the market price of the Company’s common stock on the commitment dates for these issuances.

“Considering that this restatement has no material impact on our operations or cash flow, the Company felt that restating and adopting this methodology was in its and its shareholders' best interests,” stated Vishal Garg, Co-Founder and Chief Financial Officer.

About MRU Holdings, Inc.

MRU Holdings, Inc. (NASDAQ: UNCL - News) is a publicly traded specialty finance company that provides students with funds for higher education using a blend of current market credit practices as well as its own proprietary analytic models and decision tools. The Company has a renowned brand name "MyRichUncle™" and highly scalable origination infrastructure. The Company utilizes these assets to provide private and federal loans to students either on a referral or principal basis. MRU distinguishes itself from the competition as it does not take a "one-size fits all" approach to designing student loan products, allowing marketing partners such as banks and other financial institutions to create a student loan offering that directly addresses their specific customer needs. Additional information concerning MRU Holdings is available at http://www.MRUHoldings.com.

About MyRichUncle

From its inception in 2000, MyRichUncle has been at the forefront of innovation for education finance, most recently focusing on the growth market of student loans.  Since May of 2005, MyRichUncle has originated more than $100 million private and federal student loans using its breakthrough underwriting platforms and innovative technology to deliver competitively priced products and services to borrowers.  In May 2006, the Company launched Preprime™, the first and only student loan that allows students to qualify for loans based on individual merit, rather than credit history alone.  In June 2006, MyRichUncle launched its Federal student loans with upfront interest rate reductions at repayment.  Dedicated to reshaping an industry that doesn't function in the best interests of the students, founders Vishal Garg and Raza Khan and their team are committed to delivering the most innovative solutions for their customers.  MyRichUncle is effecting change in the student loan industry by empowering students to ask tough questions that lead to greater understanding of the serious nature of debt and the choices they make about funding education. The Company and its founders have been recognized by Fast Company’s Fast 50 (2006) and listed among BusinessWeek.com’s Tech Best Young Entrepreneurs (2006).  For more information, visit http://www.myrichuncle.com/.

Safe Harbor Statement

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company’s results of operations and/or its financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the educational finance market and in the Company’s business, as disclosed by the risk factors contained in our 10-KSB for the fiscal year ended June 30, 2006. The Company cautions that certain important factors may have affected and could in the future affect the Company's beliefs and expectations, and could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. The forward-looking statements contained herein are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

SOURCE MRU Holdings, Inc.
Edwin McGuinn,
Chairman & CEO of MRU Holdings, Inc.,
+1-212-836-4195,
emcguinn@mruholdings.com
or
Karin Pellmann,
VP Public Relations of MyRichUncle,
+1-212-444-7541,
kpellmann@mruholdings.com

MHOIF